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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-____) of our report dated July 31, 2001, except for Note 19, as to which the date is August 24, 2001 relating to the financial statements and financial statement schedule, which appears in Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Dallas, Texas
August 29, 2001